Exhibit 99.1
CONCHO RESOURCES INC. ACQUIRES PERMIAN BASIN PROPERTIES
MIDLAND, Texas, November 23, 2009 (Business Wire) – Concho Resources Inc. (NYSE: CXO) (“Concho” or the “Company”) today announced that it has entered into a definitive agreement with multiple private sellers to acquire interests in certain producing and non-producing assets in the Wolfberry trend in the Permian Basin for $225 million in cash, subject to usual and customary closing adjustments.
The acquisition of these interests is subject to certain participation rights of third parties; therefore, the Company’s final ownership level in these acquired assets will be between approximately 20% and 100%. This transaction is scheduled to close in December 2009 and the Company will update 2010 guidance when its final ownership is determined.
Transaction Highlights (based on 100% working interest and 75% net revenue interest):
•	Over 300 identified Wolfberry drilling locations

•	Proved reserves of approximately 16 million barrels of oil equivalents (“MMBoe”)

•	22 MMBoe of identified unproven reserves

•	2010 estimated production of 0.7 — 0.8 MMBoe and 2011 estimated production of 1.5 – 2.0 MMBoe, based on assumed capital spending of approximately $110 million in 2010 and approximately $125 million in 2011
Tim Leach, Concho’s Chairman, CEO and President commented, “These Wolfberry assets lie in the core of the Wolfberry trend and in the middle of our active drilling area in the play. At closing, we will be able to communicate more clearly the impact of this transaction on our capital budget and guidance for 2010 and beyond, after our final ownership has been determined. This style of acquisition fits the Concho model very well with an existing production base and a multi-year drilling inventory. We expect to commence an aggressive drilling program on these assets in 2010 that should result in significant production growth over the next several years.”
Forward-Looking Statements and Cautionary Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, prices and demand for oil and natural gas, availability of drilling equipment and personnel, availability of sufficient capital to execute the Company’s business plan, its ability to replace reserves and efficiently develop and exploit its current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.
In its filings with the Securities and Exchange Commission, Concho is permitted to disclose only proved reserves that it has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Concho uses certain terms in this press release, such as “unproved” in relation to reserves that the SEC’s guidelines strictly prohibit it from including in filings with the SEC. These estimates are subject to substantially greater risk of the Company not actually realizing them. Investors are urged to closely consider Concho’s disclosure of its proved reserves, along with certain risks and uncertainties inherent in its business, set forth in its filings with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Concho Resources Inc.
Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development, exploitation and exploration of oil and natural gas properties. The Company’s operations are focused in the Permian Basin of Southeast New Mexico and West Texas. In addition, the Company is involved in a number of emerging plays. For more information, visit Concho’s website at www.conchoresources.com.
Contact:
Concho Resources Inc.
Jack Harper (432) 683-7443
Vice President – Capital Markets and Business Development